UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 25, 2008

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway Chesterfield, Missouri 63017 (Address of principal executive offices)
Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 25, 2008, the shareholders of Reinsurance Group of America, Incorporated, a Missouri corporation (“RGA”) held a special meeting where the shareholders approved, among other things: (i) the conversion (the “conversion”) of RGA’s dual class common stock structure into a single class common stock structure, whereby RGA’s class B common stock, par value $0.01 per share (the “class B common stock”), converted into RGA’s class A common stock, par value $0.01 per share (the “class A common stock”), on a one-for-one basis (with such class A common stock being automatically redesignated as “common stock”) and (ii) a proposal to amend and restate RGA’s amended and restated articles of incorporation to eliminate provisions relating to class B common stock and RGA’s dual class common stock structure.

In connection with the conversion, RGA entered into a Second Amended and Restated Section 382 Rights Agreement, dated as of November 25, 2008, as the same may be amended from time to time (the “rights plan”), with Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), which rights plan sets forth the terms and conditions of the respective preferred stock purchase rights associated with the common stock.

The rights plan is intended to act as a deterrent to any person being or becoming a “5-percent shareholder” (as defined in Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of the RGA board of directors (such person is referred to as an “acquiring person”). The meaning of the term acquiring person does not include:

•

RGA, any subsidiary of RGA, any employee benefit plan or compensation arrangement of RGA or any subsidiary of RGA, or any entity holding securities of RGA to the extent organized, appointed or established by RGA or any subsidiary of RGA for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

•	any grandfathered person (as defined below);
•	any exempted person (as defined below); or
•

any person who or which inadvertently may become a 5-percent shareholder or otherwise becomes such a 5-percent shareholder, so long as such person promptly enters into, and delivers to RGA, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of RGA so that such person ceases to be a 5-percent shareholder of RGA.

Shareholders who owned 5% or more (by value) of common stock outstanding on June 2, 2008, the time of adoption of the initial Section 382 shareholder rights plan, will not trigger the rights plan so long as they do not acquire any additional shares of RGA stock (except for any such shares that are acquired in a transaction that also results in such person being an exempted person). These shareholders, which include MetLife, Inc. (“MetLife”) and its subsidiaries, are referred to as “grandfathered persons.”

For purposes of the rights plan, RGA “stock” means: (i) common stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), and (iv) any other interest that would be treated as “stock” of RGA pursuant to Treasury Regulation § 1.382-2T(f)(18).

MetLife security holders who received RGA class B common stock directly from MetLife in the split-off (the “Split-Off”) that occurred in September 2008 in connection with the Recapitalization and Distribution Agreement, dated June 1, 2008, between RGA and MetLife (the “Recapitalization and Distribution Agreement”), which caused them to hold 5% or more (by value) of RGA stock, did not trigger the rights plan. However, the rights plan does not exempt any future acquisitions of RGA stock by such persons. In addition, RGA may, in its sole discretion, exempt any person or group from being deemed an acquiring person for purposes of the rights plan at any time prior to the time the rights are no longer redeemable. The persons described in this paragraph are “exempted persons.”

Under certain circumstances, the RGA board of directors may determine it is in the best interest of RGA and its shareholders to exempt 5-percent shareholders from the operation of the rights plan, in light of the provisions of the Recapitalization and Distribution Agreement. RGA may, in certain circumstances, incur significant indemnification obligations under the Recapitalization and Distribution Agreement in the event that the rights plan is triggered following the Split-Off in a manner that would result in the Split-Off failing to qualify as tax-free. Accordingly, the RGA board of directors may determine that the consequences of enforcing the rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ net operating losses and other tax attributes, are more adverse to RGA and its shareholders.

The Rights. RGA has issued one preferred share purchase right (which is referred to as a “right”) for each outstanding share of common stock. Under the rights plan, each right, when exercisable, will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of junior participating preferred stock (which is referred to as the “purchase price”), subject to adjustment. Shares of common stock issued while the Section 382 rights plan is in effect will be issued with rights attached.

No right is exercisable until the earliest to occur of (1) the close of business on the tenth business day following the date of the earlier of either public announcement that a person has become, or RGA first has notice or otherwise determines that a person has become, an acquiring person without the prior express written consent of RGA; or (2) the close of business on the tenth business day following the commencement of a tender offer or exchange offer, without the prior written consent of RGA, by a person which, upon consummation, would result in such person becoming an acquiring person (the earlier of the dates in clause (1) or (2) above is referred to as the “distribution date”).

Until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date, new RGA common stock certificates issued upon transfer or new issuances of common stock will contain a notation incorporating the rights plan by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights (“right certificates”) will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate certificates alone will then evidence the rights.

Expiration. The rights will expire, if not previously exercised, on the earlier to occur of (1) the final expiration date (as defined below) or (2) the time at which the rights are redeemed or exchanged pursuant to the rights plan. The final expiration date is the earlier of (a) the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, or (b) such other date as the RGA board of directors may determine in good faith in accordance with the rights plan.

Junior Participating Preferred Stock. Shares of junior participating preferred stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of junior participating preferred stock will have a preferential dividend in an amount equal to the greater of $1.00 and 100 times any dividend declared on each share of common stock. In the event of liquidation, the holders of the junior participating preferred stock will receive a preferred liquidation payment per share of series junior participating preferred stock equal to the greater of $100 and 100 times the payment made per share of common stock. Each share of junior participating preferred stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are converted or exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the junior participating preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

Effects of Triggering Events. If any person or group becomes an acquiring person without the prior written consent of the RGA board of directors (and such person or group is not an exempted person or a grandfathered person), each right, except those held by such persons, would entitle its holder to acquire such number of shares of common stock as will equal the result obtained by multiplying the then current purchase price by the number of one one-hundredths of a share of junior participating preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of common stock.

If any person or group becomes an acquiring person without prior written consent of the RGA board of directors, but beneficially owns less than 50% of the outstanding common stock, each right, except those held by such persons, may be exchanged by the RGA board of directors for one share of common stock.

Redemption. At any time prior to the earlier of the 10th business day after the time an acquiring person becomes such or September 13, 2011, the RGA board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (which is referred to as the “redemption price”). Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Adjustments. The purchase price payable, and the number of shares of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the junior participating preferred stock, (2) upon the grant to holders of junior participating preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into junior participating preferred stock with a conversion price, less than the then-current market price of junior participating preferred stock or (3) upon the distribution to holders of junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-hundredths of a share of junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock (other than the conversion) occurring, in any such case, prior to the distribution date.

The terms of the rights may be amended by RGA without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.

This summary description of the rights plan, the rights and the terms of the junior participating preferred stock established pursuant to the certificates of designation filed with the Secretary of State of Missouri does not purport to be complete and is qualified in its entirety by reference to the rights plan, as the same may be amended from time to time, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 3.02.     Unregistered Sale of Equity Securities.

Pursuant to the conversion, 29,243,539 shares of class B common stock were converted into class A common stock on a one-for-one basis in an offering to existing security holders exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Immediately after the conversion, all of the shares of RGA’s class A common stock were automatically redesignated as “common stock” pursuant to the terms of RGA’s articles of incorporation in effect at the time of the conversion.

As of October 17, 2008, there were 33,080,776 shares of class A common stock and 29,243,539 shares of class B common stock issued and outstanding. The number of issued shares of class A common stock excludes: (i) as of September 30, 2008, an aggregate of 3,721,223 shares of class A common stock issuable pursuant to outstanding equity-based incentive awards, of which 2,883,968 shares were subject to outstanding stock options as of September 30, 2008, at a weighted average exercise price of $40.88 per share; (ii) as of September 30, 2008, 5,628,600 shares of class A common stock issuable upon exercise of outstanding warrants at an exercise price of $39.98 per share, subject to certain antidilution adjustments, which expire on December 15, 2050; and (iii) 10,235,000 shares of class A common stock issued on November 4, 2008 pursuant to a public offering of such shares.

Item 3.03.     Material Modification to Rights of Securities Holders.

Upon the conversion, each share of outstanding class B common stock was automatically reclassified into a share of class A common stock and such class A common stock was thereafter be deemed to be redesignated as “common stock” pursuant to the articles of incorporation in effect at the time of the conversion. The conversion had the following effects, among others, on the holders of class A common stock and class B common stock:

Voting Power — Election of Directors. Before the conversion, the holders of class B common stock had the right to elect at least 80% of the members of RGA’s board of directors, and the holders of class A common stock had the right to elect no more than 20% of the members of RGA’s board of directors. A provision in the articles of incorporation in effect at the time of the conversion restricted the voting power with respect to directors of a holder of more than 15% of outstanding class B common stock to 15% of outstanding class B common stock; provided that, if such holder also had in excess of 15% of outstanding class A common stock, such holder of class B common stock may exercise the voting power of the class B common stock in excess of 15% to the extent that such holder had an equivalent percentage of outstanding class A common stock. After the conversion, all holders of the single class of common stock have identical voting rights for the election of all directors. As a result, holders of class B common stock no longer have superior rights with respect to the election of members of RGA’s board of directors.

Voting Power — All Other Matters. Missouri law requires a separate class voting right if an amendment to RGA’s articles of incorporation alters the aggregate number of authorized shares or par value of either such class or alter the powers, preferences or special rights of either such class so as to affect these rights adversely. Upon the conversion, the class B common stock ceased to exist and such class vote is no longer applicable. As to all other matters on which shareholders are entitled to vote, the conversion had no impact on the voting power of holders of class A common stock and class B common stock.

Economic Equity Interests. The conversion had no impact on the economic equity interests of holders of class A common stock and class B common stock, including with regard to dividends, liquidation rights and redemption.

Acquisition Restrictions. The conversion had no effect on the stock ownership limitations in RGA’s articles of incorporation, which generally limit shareholders from owning or acquiring 5% or more (by value) of RGA stock until September 13, 2011, subject to certain exceptions.

PIERS Units. Upon the conversion, references to class A common stock in RGA’s outstanding Trust Preferred Income Equity Redeemable Securities Units (and their constituent warrants) were redesignated as references to the common stock.

In addition, the information in Item 1.01 is incorporated by reference herein.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of RGA’s shareholders on November 25, 2008, the shareholders approved a proposal to amend and restate RGA’s amended and restated articles of incorporation to eliminate provisions relating to class B common stock and RGA’s dual class common stock structure. On that date, RGA filed new amended and restated articles of incorporation with the Secretary of State of the State of Missouri. The provisions of the articles of incorporation effective before the conversion that were eliminated include, among others:

•	references to authorization of class A common stock, class B common stock and the September 2008 reclassification (Article Three, Section A);
•	restrictions on rights of preferred stock to protect class A common stock and class B common stock (Article Three, old Section B);
•	rights of class A common stock and class B common stock (Articles Three, old Section C);
•	interpretation of articles of incorporation after the conversion (Article Three, old Section D);
•	deemed restatement of articles of incorporation (Article Three, old Section E); and
•	requirements for separate class vote to amend Article Three (Article Three, old Section F).

Among other things, the charter amendment also:

•	reflects that certificates representing old class A common stock or class B common stock will represent shares of the new single class of common stock, until surrendered (Article Three, Section A);

•	reflects that each share of new common stock will have one vote per share (Article Three, new Section B); and
•	clarifies the meaning of “New Common Stock” as used in Article Fourteen (Article Three, Section A).

This summary description of the amendment and restatement of the articles of incorporation does not purport to be complete and is qualified in its entirety by reference to the amended and restated articles of incorporation of RGA, which are filed as Exhibit 3.1 hereto, including a copy listed as Exhibit 3.2 hereto marked to show changes from the prior version, and both of such copies are incorporated by reference herein.

In connection with the conversion, RGA amended and restated its bylaws effective November 25, 2008. The amendment removed references to the class B common stock. This summary description of the amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the amended and restated bylaws of RGA, which are filed as Exhibit 3.3 hereto.

In addition, the information in Item 1.01 is incorporated by reference herein.

Item 8.01.     Other Events.

As described above, on November 25, 2008, the shareholders of RGA held a special meeting where the shareholders approved, among other things: (i) the conversion and (ii) a proposal to amend and restate RGA’s amended and restated articles of incorporation to eliminate provisions relating to class B common stock and RGA’s dual class common stock structure. On that date, RGA issued a press release announcing the results of the special meeting, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

In connection with the conversion, RGA’s common stock will be traded on the New York Stock Exchange commencing Wednesday, November 26, 2008 under the symbol “RGA”. The CUSIP number for the common stock is 759351 604. As a result of the conversion, trading of the class A common stock under the ticker symbol “RGA.A” and trading of the class B common stock under the ticker symbol “RGA.B” will be suspended prior to opening of the New York Stock Exchange on Wednesday, November 26, 2008 and will be subsequently delisted.

Item 9.01.     Financial Statements and Exhibits.

(d)	See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reinsurance Group Of America, Incorporated

By:	/s/ Jack B. Lay
Jack B. Lay Senior Executive Vice President and Chief Financial Officer

Date:  November 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of RGA.

3.2	Amended and Restated Bylaws of RGA.

4.1

Second Amended and Restated Section 382 Rights Agreement between RGA and Mellon Investor Services, LLC (which includes the form of Second Amended and Restated Certificate of Designation, Preferences and Rights of Series A-1 Junior Participating Preferred Stock as Exhibit A and the form of Right Certificate as Exhibit B).

4.2	Form of stock certificate for RGA’s common stock, incorporated by reference to Exhibit 4 to RGA’s registration statement on Form 8-A filed on November 17, 2008.

99.1	RGA Press Release dated November 25, 2008.